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                                                                   EXHIBIT 10.16
                                CONFORMED COPY
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                             TAX SHARING AGREEMENT
                             ---------------------


          THIS TAX SHARING AGREEMENT, dated as of May 21, 1998, is made and entered into by and between Dynatech Corporation, a Massachusetts corporation ("Dynatech"), and Telecommunications Techniques Co., LLC, a Delaware limited liability company ("TTC").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Dynatech is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, for federal income tax purposes, TTC, a wholly-owned subsidiary of Dynatech, is disregarded as an entity separate from Dynatech;

          WHEREAS, the affiliated group of which Dynatech is the common parent, files a consolidated federal income tax return as defined in Section 1501 of the Code; and

          WHEREAS, Dynatech and TTC desire to provide for the allocation of liabilities, procedures to be followed, and other matters with respect to certain taxes for tax years beginning after March 31, 1998, in which Dynatech and its subsidiaries are included in a consolidated federal income tax return filed for the Combined Consol idated Group.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
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          "Combined Consolidated Group" shall mean the Dynatech Consolidated
Group together with the TTC Consolidated Group, and any other corporations which may become members of either.

          "Combined Consolidated Return" shall mean a consolidated federal income tax return filed for the Combined Consolidated Group.

          "Dynatech Consolidated Group" shall mean the affiliated group of corporations of which Dynatech is the common parent, and any other corporations which may become members of that affiliated group, but excluding the members of the TTC Consolidated Group.

          "Estimated Tax Sharing Payments" shall mean the periodic tax sharing payments required under Article III, Section 2 of this Agreement.

          "Estimated Tax Sharing Payment Date" shall mean the date of the payment of the balance of the Estimated Tax Sharing Payments as described in
Article III, Section 2 of this Agreement.

          "IRS" shall mean the Internal Revenue Service.

          "Pro Forma TTC Return" shall mean a pro forma consolidated federal income tax return prepared pursuant to Article III, Section 1 or 4.

          "TTC Consolidated Group" shall mean TTC and the other members of the affiliated group of corporations of which TTC would be the common parent if (i)
                                                                             -
TTC were not a subsidiary of Dynatech and (ii) TTC were treated as a association
                                           --
taxable as a corporation for federal income tax purposes, and any other corporations which may become members of that affiliated group.

                                   ARTICLE II

                               PROCEDURAL MATTERS
                               ------------------

          1. Dynatech shall have the sole and exclusive responsibility for the preparation and filing of the consolidated federal income tax return of the Combined Consolidated Group, including any amended returns and any other returns, documents or statements required to be filed with the IRS with respect to the determination of the federal income tax liability of the Combined Consolidated Group. All returns shall be

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filed by Dynatech on a timely basis, taking into account extensions of the due date for the filings of such returns.

          2. TTC shall cause each member of the TTC Consolidated Group to continue to join in filing a consolidated federal income tax return with the Dynatech Consolidated Group for all taxable years for which such member is eligible to do so under the Code and the Treasury Regulations, unless Dynatech shall request otherwise.

          3. Dynatech shall make all federal income tax payments, including estimated payments, with respect to all Combined Consolidated Returns and Dynatech shall have the right to exercise all powers of a common parent with respect to filing any Combined Consolidated Return as are conferred on it by the Treasury Regulations.

          4. Dynatech shall be the sole and exclusive agent of the Combined Consolidated Group and any member of such group in any and all matters relating to the income tax liability of the Combined Consolidated Group for all consolidated return years. In its sole discretion, Dynatech shall have the right with respect to any Combined Consolidated Returns which it files (a) to
                                                                        -
determine (i) the manner in which such returns shall be prepared and filed,
           -
including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported and the adoption or change of any method of accounting, (ii) whether any extensions may be requested and (iii) the
                       --                                               ---
elections that will be made by any member of the Combined Consolidated Group,

(b) to contest, compromise or settle any adjustment or deficiency proposed,
 -
asserted or assessed as a result of any audit of such returns by the IRS, (c) to
                                                                           -
file, prosecute, compromise or settle any claim for refund and (d) to determine
                                                                -
whether any refunds to which the Combined Consolidated Group may be entitled shall be paid by way of refund or credited against the tax liability of the Combined Consolidated Group. TTC hereby irrevocably appoints Dynatech as its agent and attorney-in-fact to take such action (including the execution of documents) as Dynatech may deem appropriate to effect the foregoing.

          5. TTC shall reimburse Dynatech for any outside legal and accounting expenses incurred by Dynatech in the course of the conduct of any audit or contest regarding the tax liability of the Combined Consolidated Group, and for any other expenses incurred by Dynatech in the course of any litigation relating thereto, to the extent such costs are reasonably attributable to a TTC Consolidated Group issue.

          6. TTC shall furnish to Dynatech in a timely manner such information and documents as Dynatech may reasonably request for purposes of preparing the returns referred to in Section 1 of this Article.

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                                  ARTICLE III

                CALCULATION AND PAYMENT OF TAX SHARING PAYMENTS
                -----------------------------------------------

          1. For each taxable year for which Dynatech files a Combined Consolidated Return, Dynatech shall prepare a Pro Forma TTC Return for the TTC Consolidated Group taking into account elections, methods of accounting, and positions with respect to specific items that are consistent with those made or used by Dynatech for purposes of the Combined Consolidated Return. The Pro Forma TTC Return shall reflect any carryovers of net operating losses, net capital losses, excess tax credits or other tax attributes from prior years' Pro Forma TTC Returns (assuming that members of the TTC Consolidated Group had not been in existence before April 1, 1998) which could have been utilized by the TTC Consolidated Group if the TTC Consolidated Group had never been included in the Combined Consolidated Group, but only to the extent Dynatech utilizes such carryover. For purposes of this Section 1, a carryover will be treated as utilized by Dynatech to the extent that the federal income tax liability of the Combined Consolidated Group determined taking into account such carryover is less than the federal income tax liability of the Combined Consolidated Group determined without giving effect to such carryover. The Pro Forma TTC Return shall not, however, reflect carryovers of any attributes from the Dynatech Consolidated Group. Any provision of the Code that requires consolidated computations, such as sections 861 and 1231, shall be applied separately to the TTC Consolidated Group for purposes of preparing the Pro Forma TTC Return. Treasury Regulations sec tion 1.1502-13 shall be applied as if the TTC Consolidated Group and the Dynatech Consolidated Group were separate affiliated groups. The Pro Forma TTC Return shall be provided to TTC no later than 30 days after the due date (including extensions) for the return for the Combined Consolidated Group.

          2. For each taxable year in which a Combined Consolidated Return is filed, TTC shall make periodic payments ("Estimated Tax Sharing Payments") to Dynatech in such amounts as, and no later than the dates on which, payments of estimated tax would be due from the TTC Consolidated Group under section 6655 of the Code if it were not included in the Combined Consolidated Group. The balance, if any, of the Estimated Tax Sharing Payments due for a taxable year shall be paid to Dynatech no later than June 15 of the following year. TTC shall pay to Dynatech no later than 60 days after the date on which a Combined Consolidated Return for any taxable year is filed, an amount equal to the sum of
(i) the federal income tax liability shown on the Pro Forma TTC Return prepared
 -
for that taxable year and (ii) the additions to tax, if any, under section 6655
                           --
of the Code that would have been imposed upon TTC (treating the amount due to Dynatech under clause (i) above as TTC's

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federal income tax liability and treating any Estimated Tax Sharing Payments as estimated tax payments with respect to such liability), reduced by the sum of the Estimated Tax Sharing Payments and interest thereon as determined pursuant to Article IV of this Agreement running from the Estimated Tax Sharing Payment Date. If the Estimated Tax Sharing Payments paid to Dynatech for any taxable year exceed the amount of the liability under the preceding sentence, Dynatech shall refund such excess to TTC within 45 days after completion of the Pro Forma TTC Return, together with interest as determined in Article IV of this Agreement running from the date on which the consolidated federal income tax return of the Combined Consolidated Group is due, without regard to extensions.

          3. If a Pro Forma TTC Return reflects a net operating loss, net capital loss, excess tax credit or other tax attribute, then Dynatech shall pay to TTC the amount of any refund, credit or offset of tax liability (including interest) that Dynatech actually receives as a result of the utilization of such loss, credit or other tax attribute which the TTC Consolidated Group would have received as a result of the carryback of such attribute to a Pro Forma TTC Return for any taxable year or years in which the TTC Consolidated Group is included in the Combined Consolidated Group. The amount of refund will be determined as if the TTC Consolidated Group had never been included in the Combined Consolidated Group, Pro Forma TTC Returns had been ac tual returns and the members of the TTC Consolidated Group had not been in existence before April 1, 1998. For purposes of this Section 3, a loss, credit or other tax attribute shall be treated as utilized by Dynatech to the extent that the federal income tax liability of the Combined Consolidated Group determined taking into account such loss, credit or other tax attribute is less that the federal income tax liability of the Combined Consolidated Group determined without giving effect to such loss, credit or other tax attribute. All calculations of deemed refunds of the TTC Consolidated Group pursuant to Section 3 of this Article shall include interest computed as if TTC had filed a claim for refund or an application for a tentative carryback adjustment pursuant to section 6411(a) of the Code on the date on which the consolidated federal income tax return of the Combined Consolidated Group is due, without regard to extensions.

          4. To the extent that any audit, litigation, claim or refund with respect to a Combined Consolidated Return results in an increase or decrease in taxable income relating to the treatment of a TTC Consolidated Group issue, a corresponding adjustment shall be made to such item and to TTC's tax liability reflected on the applicable Pro Forma TTC Return. Within 10 days after any such adjustment is finally determined, TTC shall make additional tax sharing payments, including interest and penalties consistent with such adjustment, to Dynatech, or Dynatech shall refund to

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TTC any amounts received by Dynatech in connection with such audit, litigation, claim or refund, including interest, pursuant to Article IV of this Agreement.

          5. All calculations required to be made by Dynatech under this Agreement shall be binding upon the parties hereto absent manifest error.

                                   ARTICLE IV

                                    INTEREST
                                    --------

          Interest required to be paid by or to TTC pursuant to this Agreement shall, unless otherwise specified, be computed at the rate and in the manner provided in the Code for interest on underpayments and overpayments, respectively, of federal income tax for the relevant period.

                                   ARTICLE V

                   STATE AND LOCAL INCOME AND FRANCHISE TAXES
                   ------------------------------------------

          1. The principles expressed with respect to the Combined Consolidated Group federal income tax matters in Articles I through III shall apply with equal force to state and local income and franchise tax matters, including the preparation and filing of state and local income tax and franchise tax returns by the Combined Consolidated Group.

          2. Any interest charge required to be paid by or to TTC pursuant to this Agreement with respect to any state or local income or franchise tax return shall be computed at the rate and in the manner as provided under the applicable state or local statute for interest on underpayments and overpayments of such tax tor the relevant period.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          1. Any information furnished by one party to another pursuant to this Agreement shall be treated as confidential and, except as, and to the extent, required during the course of an audit or litigation or otherwise required by law, shall not be disclosed to another person or entity.

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          2.  This Agreement shall be binding upon and inure to the benefit of any successor to any of the parties, by merger, acquisition of assets or otherwise, to the same extent as if the successor had been an original party to this Agreement.

          3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law prin ciples thereof.

          4. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which when taken to gether shall constitute one and the same instrument.

          5. The headings in this Agreement are for convenience only and shall not be deemed for any purpose to constitute a part or to affect the interpretation of this Agreement.

          6. This Agreement may be amended from time to time by agreement in writing executed by all the parties hereto or all of the parties then bound thereby. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior written and oral understandings with respect thereto.

          7. Any notice, request or other communication required or permitted in this Agreement shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, addressed as follows:

          TO DYNATECH:

               3 New England Executive Park
               Burlington, MA  01803
               Attn.:  Mark V. B. Tremallo

          TO TTC:

               20410 Observation Drive
               Germantown, MD  20876
               Attn.:  Mark V. B. Tremallo

or to such other address as set forth in writing by either party to the other in accordance with this section.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives.

                         DYNATECH CORPORATION


                         By: /s/ Allan M. Kline
                             ------------------
                         Name:  Allan M. Kline
                         Title:    Corporate Vice President, Chief Financial
                                Officer and Treasurer



                         TELECOMMUNICATIONS TECHNIQUES
                         CO., LLC

                         By:  Dynatech Corporation,
                               its sole member


                               By: /s/ Allan M. Kline
                                   ------------------
                               Name:  Allan M. Kline
                               Title:    Corporate Vice President,
                                       Chief Financial Officer
                                       and Treasurer

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